Exhibit 10-12

AMENDMENT NO. 3
to
LONG-TERM EXECUTIVE INCENTIVE SHARE PLAN
of
NEW YORK STATE ELECTRIC & GAS CORPORATION

          The Long-Term Executive Incentive Share Plan (the "Plan") of New York State Electric & Gas Corporation, amended and restated effective May 1, 1998, is hereby amended as follows:

1.         The term "NYSEG Board" whenever used in the following Articles of the Plan is hereby replaced with the term "Energy East Board":

Articles VII, VIII, IX, XII, XV and XVI.

2.         The fifth sentence of Article IX is hereby amended to read as follows:

"Final determination of incentive award payments will be approved by the Energy East Board and will be made not later than the end of May following the end of each Performance Cycle."